                                        Registration Statement No.333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        Intermedia Communications Inc.
       -----------------------------------------------------------------
              (Exact name of issuer as specified in its charter)

            Delaware                                    59-29-13586
  ------------------------------              --------------------------
   (State or other jurisdiction                     (I.R.S. Employer
  incorporation or organization)                   Identification No.)

                  3625 Queen Palm Drive, Tampa, Florida 33619
      -----------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

           Intermedia Communications Inc. 1997 Stock Option Plan and
              1997 Equity Participation Plan for the Benefit of
                       Employees of DIGEX, Incorporated
                            (Full title of the plan)
                               _________________

                                David C. Ruberg
                       Chairman of the Board, President
                          and Chief Executive Officer
                        Intermedia Communications Inc.
                             3625 Queen Palm Drive
                             Tampa, Florida 33619
       -----------------------------------------------------------------
                    (Name and address of agent for service)

                                (813) 829-0011
       -----------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                With a copy to:

                    Ralph J. Sutcliffe, Esq.
                    Kronish, Lieb, Weiner & Hellman LLP
                    1114 Avenue of the Americas
                    New York, NY 10036-7798

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                                             Amount
securities       Amount      Offering    Aggregate   of
to be             to be       price      offering    registration
registered     registered  per share(1)  price(1)    fee
----------     ----------  ------------- ----------- -----------

Common Stock,
$.01 par       1,177,117      $9.90      $11,649,777  $3,531.00
value
--------------------------------------------------------------------------------
                                     Page 1

(1) Pursuant to Rule 457(h)(1), computed upon the basis of the aggregate exercise price to be paid for all shares of Common Stock covered under this Registration Statement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The following documents, which have been filed by Intermedia Communications Inc. (the "Company" or "registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

          (c)  The Company's Current Report on Form 8-K dated February 24, 1997;

          (d)  The Company's Current Report on Form 8-K dated March 14, 1997;

          (e)  The Company's Current Report on Form 8-K dated June 5, 1997;

          (f)  The Company's Current Report on Form 8-K dated June 24, 1997;

          (g)  The Company's Current Report on Form 8-K dated July 9, 1997; and

          (h) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A (File No. 0-20135) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed April 7, 1992, April 28, 1992 and April 30, 1992.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Ralph J. Sutcliffe, a partner of Kronish, Lieb, Weiner & Hellman LLP and counsel to the registrant, beneficially owns 6,745 shares of the Company's common stock.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          The Company's Restated Certificate of Incorporation provides that the Company will to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. The Company's By-laws, as amended, contain a similar provision requiring indemnification of the Company's directors and officers to the fullest extent authorized by the GCL. The GCL permits a corporation to indemnify its directors and officers (among others) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought (or threatened to be brought) by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for
----
expenses (including attorneys' fees) actually and reasonably incurred by directors and officers in connection with the defense or settlement of such action if they had acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. The GCL further provides that, to the extent any director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. In addition, the Company's Restated Certificate of Incorporation contains a provision limiting the personal liability of the Company's directors for monetary damages for certain breaches of their fiduciary duty. The Company has indemnification insurance under which directors and officers are insured against certain liability that may occur in their capacity as such.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 8.   Exhibits.
          --------

          4.1 Pages 4-8 of the Company's Restated Certificate of Incorporation, previously filed with the SEC as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

          4.2  By-laws of the Company, together with all amendments thereto.
               Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-69053) filed with the SEC on November 8, 1993 is incorporated herein by reference.

          5.1 Opinion of counsel as to legality of the shares of common stock covered by this Registration Statement.

          23.1 Consent of independent accountants

          23.2 Consent of counsel (included within Exhibit 5.1)

Item 9.   Undertakings.
          ------------

A.   Post-Effective Amendments
     -------------------------

          The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the
--------  -------
information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference
     ----------------------------------------------

          The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               ---------

C.   Claims for Indemnification
     --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on the 21st day of July, 1997.

                           Intermedia Communications Inc.
                            (Registrant)


                            By: /s/ David C. Ruberg
                               -------------------------------------
                               David C. Ruberg
                               Chairman of the Board, President
                               and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

       Signature                  Title              Date
------------------------   --------------------  -------------



/s/ David C. Ruberg        Chairman of the       July 21, 1997
------------------------    Board,  President
David C. Ruberg             and Chief Executive
                            Officer


/s/ Robert M. Manning      Senior Vice           July 21, 1997
------------------------    President, Chief
Robert M. Manning           Financial Officer
                            and Secretary


/s/ Jeanne M. Walters      Controller and        July 21, 1997
------------------------    Chief
Jeanne M. Walters           Accounting Officer


/s/ John C. Baker          Director              July 21, 1997
------------------------
John C. Baker


/s/ Philip A. Campbell     Director              July 21, 1997
------------------------
Philip A. Campbell


/s/ George F. Knapp        Director              July 21, 1997
------------------------
George F. Knapp

                                 EXHIBIT INDEX



Exhibit                                                                   Page
-------                                                                   ----

4.1 Pages 4-8 of the Company's Restated Certificate of Incorporation, previously filed with the SEC as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.

4.2  By-laws of the Company, together with all amendments thereto.
     Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-69053) filed with the SEC on November 8, 1993 is incorporated herein by reference.

5.1  Opinion of counsel re: legality

23.1 Consent of independent accountants

23.2 Consent of counsel
            (included in Exhibit 5.1 above)